SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report –  April 10, 2005
(Date of Earliest Event Reported)

COMPUTER HORIZONS CORP.

 (Exact name of registrant as specified in its charter)

New York	0-7282	13-2638902
(State or other jurisdiction	(Commission	(IRS Employer Identification No.)
of incorporation or organization)	File Number)

49 Old Bloomfield Avenue

Mountain Lakes, New Jersey  07046-1495

(Address of principal executive offices)

Registrant’s telephone number, including area code: (973) 299-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On April 10, 2005, Computer Horizons Corp. (the “Company”) entered into an employment agreement with John E. Ferdinandi, who has succeeded Kristin Evins as the Company’s Controller.  Mr. Ferdinandi accepted employment with the Company in August, 2004 but a written employment agreement was not entered into at that time.

The employment agreement has a one year term and provides that it will automatically renew for one year unless the Company provides Mr. Ferdinandi with at least three months notice of its intention not to renew the employment prior to the expiration of the initial term.  The employment agreement further provides for an annual base salary of $125,000, payable in accordance with the Company’s normal payroll practices and subject to normal and/or authorized deductions and withholdings, a $15,000 signing bonus and an incentive stock option award for the purchase of 5,000 shares of the Company’s common stock at an exercise price of $4.05 per share.  The stock option vests over a period of three years commencing on the first anniversary date of the date of grant. Mr. Ferdinandi is also eligible to receive additional compensation in the form of a discretionally annual management bonus based upon the Company’s profitability.  Mr. Ferdinandi will also participate in the Company’s benefit plans including insurance programs, retirement and deferred compensation plans and other employee plans and policies.

The employment agreement further provides that in the event that the Company terminates Mr. Ferdinandi’s employment without Cause (as defined in the employment agreement) or Mr. Ferdinandi terminates his employment for Good Reason (as defined in the employment agreement), any unvested options held by Mr. Ferdinandi’s shall immediately become fully vested and the Company shall pay to Mr. Ferdinandi, within five days of the termination of his employment, (i) any unpaid base salary, any declared but unpaid bonuses, any unpaid amounts due under any incentive plan in accordance with its terms and any other unpaid amounts due to him, (ii) any amounts available under applicable benefit, pension, retirement, deferred compensation, savings, welfare and other employee benefit plans and policies, and (iii) one year of base salary.  The employment agreement also provides for an identical payment in the event that there is a Change of Control of the Company (as defined in the employment agreement) and either (a) Mr. Ferdinandi continues to be employed by the Company through the end of the employment term or (b) after the Change of Control, Mr. Ferdinandi is terminated without Cause or he terminates the employment for Good Reason.

The foregoing summary of the employment agreement is subject to, and qualified in its entirety by, the employment agreement and the offer letter which are attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit Number	Description

10.1	Employment Agreement dated as of September 8, 2004, together with Offer Letter dated August 5, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2005

COMPUTER HORIZONS CORP.

	By:	/s/ William J. Murphy
William J. Murphy
Chief Executive Officer